UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2012

Teledyne Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1049 Camino Dos Rios Thousand Oaks, California		91360
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 373-4545

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 28, 2012, Teledyne Technologies Incorporated (“Teledyne”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with LeCroy Corporation (“LeCroy”), and Luna Merger Sub, Inc., a direct, wholly-owned subsidiary of Teledyne (“Merger Sub”). The Merger Agreement provides for the acquisition of LeCroy by Teledyne by means of a merger of the Merger Sub with and into LeCroy, with LeCroy being the surviving corporation. As a result of the Merger, LeCroy would become a wholly-owned subsidiary of Teledyne (the “Merger”).

Subject to the terms and conditions of the Merger Agreement, at the effective time and as a result of the Merger:

•

Each share of LeCroy common stock (other than those shares owned by LeCroy and with respect to which appraisal rights are properly exercised and not withdrawn), issued and outstanding immediately prior to the effective time of the Merger, will be converted into the right to receive a cash amount of $14.30 per share, without interest;

•

Each LeCroy vested or unvested stock option, stock appreciation right or other similar equity award outstanding at the effective time of the Merger (each a “LeCroy Stock Right”), will be cancelled and converted into the right to receive a cash payment (less any applicable withholding) equal to the product obtained by multiplying (x) the total number of shares of LeCroy common stock subject to such LeCroy Stock Rights or to which such rights relate immediately prior to the effective time of the Merger by (y) the excess, if any, of $14.30 over the per share exercise price, strike price or (in the case of stock appreciation rights) base price, as the case may be, of such LeCroy Stock Right; and

•

Other LeCroy stock-based awards outstanding at the effective time of the Merger (whether vested or unvested) generally will be cancelled and converted into the right to receive a cash amount of $14.30 per share (less any applicable withholding), without interest.

The anticipated aggregate consideration to be paid by Teledyne to consummate the Merger is approximately $291 million taking into account LeCroy’s stock options, stock appreciation rights and net debt as of March 31, 2012.

The closing of the transaction is subject to LeCroy stockholder approval, regulatory clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the applicable merger control laws of certain foreign jurisdictions, and other customary closing conditions.

LeCroy and Teledyne have made certain customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants that, subject to certain exceptions, (i) LeCroy will conduct its business in the ordinary course consistent with past practice, and refrain from taking specified actions, during the period between the execution of the Merger Agreement and the effective time of the Merger, (ii) the Board of Directors of LeCroy will recommend to its stockholders adoption of the Merger Agreement, and (iii) LeCroy will not solicit, initiate, or knowingly encourage or facilitate, any inquiry or proposal from, furnish non-public information to, participate in any discussions with, or enter into any agreement with, any person or group regarding any alternative transaction, or approve, endorse or recommend any such alternative transaction. The completion of the merger is not subject to a financing condition.

The Merger Agreement contains certain termination rights for both Teledyne and LeCroy and further provides that, upon termination of the Merger Agreement under certain circumstances, LeCroy may be obligated to pay Teledyne a termination fee of $10.5 million. In certain circumstances, LeCroy may also be required to reimburse Teledyne for documented out of pocket fees and expenses not to exceed $1 million.

The Boards of Directors of Teledyne and LeCroy have approved the Merger and the Merger Agreement. In addition, concurrently with the execution of the Merger Agreement, all directors and certain executive officers of LeCroy, who together currently hold approximately 5% of LeCroy’s outstanding common stock have entered into stockholder agreements with Teledyne whereby they agree, among other things, to vote all shares of LeCroy common stock held by them in favor of the adoption of the Merger Agreement. As a condition to Teledyne’s willingness to enter into the Merger Agreement, certain key employees of LeCroy have entered into 3-year non-compete agreements that will be effective upon closing of the Merger.

A copy of the Merger Agreement is filed as Exhibit 2.1 to this Report and is incorporated herein by reference. We encourage you to read the Merger Agreement for a more complete understanding of the transaction. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

Item 8.01 Other Information.

On May 29, 2012, Teledyne and LeCroy issued a joint press release relating to the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Additional Information and Where to Find It

LeCroy plans to file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement in connection with the proposed Merger, Investors and security holders of LeCroy are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about Teledyne, LeCroy and the proposed transaction. Investors and security holders may obtain a free copy of these materials (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. A free copy of the proxy statement, when it becomes available, may also be obtained from LeCroy Corporation, 700 Chestnut Ridge Road, Chestnut Ridge, NY 10977, Attn: Investor Relations. In addition, investors and security holders may access copies of the documents filed with the SEC by LeCroy on LeCroy’s web site at www.lecroy.com. LeCroy, Teledyne and their executive officers and directors may be deemed to be participants in the solicitation of proxies from its stockholders with respect to the proposed transaction. Information regarding the interests of the officers and directors of Lecroy in the proposed transaction will be included in the proxy statement, and information regarding the officers and directors of Teledyne is included in its most recent Annual Report on Form 10-K filed with the SEC on February 29, 2012, and its Proxy Statement for its 2012 Annual Meeting of Stockholders filed with the SEC on March 8, 2012. These documents free of charge at the SEC’s Web site at www.sec.gov, and by contacting Teledyne Investor Relations at (805) 373-4545 or by going to Teledyne’s website at www.teledyne.com.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 2.1	Agreement and Plan of Merger, by and among Teledyne Technologies Incorporated, Luna Merger Sub, Inc., and LeCroy Corporation, dated as of May 28, 2012.[1]

Exhibit 99.1	Joint Press Release of Teledyne Technologies Incorporated and LeCroy Corporation announcing the execution of a merger agreement.

[1]	Teledyne agrees to furnish on a supplemental basis to the SEC, upon request, a copy of the omitted LeCroy disclosure schedule.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Dale A. Schnittjer
Dale A. Schnittjer
Senior Vice President and Chief Financial Officer

Dated May 29, 2012

EXHIBIT INDEX

Description

Exhibit 2.1	Agreement and Plan of Merger, by and among Teledyne Technologies Incorporated, Luna Merger Sub, Inc., and LeCroy Corporation, dated as of May 28, 2012.

Exhibit 99.1	Joint Press Release of Teledyne Technologies Incorporated and LeCroy Corporation announcing the execution of a merger agreement.